UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

(Amendment No. 6)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	22-3672377
(State of incorporation	(IRS Employer
or organization)	Identification No.)

968 Albany Shaker Road
Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each
to be so registered	class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This Amendment No. 6 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Plug Power Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on May 6, 2011, the Amendment No. 2 to Form 8-A filed by the Company with the SEC on March 19, 2012, the Amendment No. 3 to Form 8-A filed by the Company with the SEC on March 26, 2012, the Amendment No. 4 to Form 8-A filed by the Company with the SEC on February 13, 2013 and the Amendment No. 5 to Form 8-A filed by the Company with the SEC on May 8, 2013 (including the exhibits thereto, the “Form 8-A”).  Capitalized terms used without definition herein shall have the meaning set forth in the Shareholder Rights Agreement, dated June 23, 2009 (as amended, the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), as rights agent.

Item 1.                                 Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

On December 18, 2016, the Board of Directors of the Company approved an Amendment No. 6 to Shareholder Rights Agreement (the “Amendment No. 6”).  The Amendment No. 6 amends the definition of “Acquiring Person” to allow Tech Opportunities LLC and its affiliates or associates to acquire (i) shares of the Company’s Common Stock $0.01 per share (“Common Stock”), and warrants to purchase Common Stock of the Company (the “Common Offering Warrants”), and the shares of Common Stock of the Company underlying such Common Offering Warrants, through an underwritten public offering (the “December 2016 Common Stock Offering”), and (ii) shares of the Company’s Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and warrants to purchase Common Stock of the Company (the “Preferred Offering Warrants”), and the shares of Common Stock of the Company underlying such Preferred Offering Warrants, through an underwritten direct offering (the “December 2016 Preferred Stock Offering” and, together with the December 2016 Common Stock Offering, the “December 2016 Securities Offerings”), without triggering the rights under the Rights Agreement. If Tech Opportunities LLC becomes the beneficial owner of 15% or more of the shares of Common Stock and at such time Tech Opportunities LLC is or is deemed to be the beneficial owner of any shares of Common Stock other than by virtue of owning shares of Common Stock, Series D Preferred Stock, Common Offering Warrants and Preferred Offering Warrants acquired through the December 2016 Securities Offerings, and any shares of Common Stock acquired upon conversion or redemption thereof or any dividends payable or paid-in-kind, then Tech Opportunities LLC will be deemed an “Acquiring Person” under the Rights Agreement.

Miscellaneous

The Rights Agreement, the Amendment No. 1 to Shareholder Rights Agreement, the

Amendment No. 2 to Shareholder Rights Agreement, the Amendment No. 3 to Shareholder Rights Agreement, the Amendment No. 4 to Shareholder Rights Agreement, the Amendment No. 5 to Shareholder Rights Agreement and the Amendment No. 6 to Shareholder Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 respectively, to this Amendment No. 6 to Form 8-A and are incorporated herein by reference.  The above description of the material terms of the Amendment No. 6 as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 2.                                 Exhibits.

Exhibit No.	Description
3.1

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2

Amendment No. 1, effective as of May 6, 2011, to Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3

Amendment No. 2, effective as of March 16, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

4.4

Amendment No. 3, effective as of March 23, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2012).

4.5

Amendment No. 4, effective as of February 12, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2013)

4.6

Amendment No. 5, effective as of May 8, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2013)

4.7

Amendment No. 6, effective as of December 19, 2016, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Plug Power Inc.

Date: December 19, 2016	By:	/s/ Gerard L. Conway, Jr.
	Name:	Gerard L. Conway, Jr.
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2

Amendment No. 1, effective as of May 6, 2011, to Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3

Amendment No. 2, effective as of March 16, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2012).

4.4

Amendment No. 3, effective as of March 23, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2012).

4.5

Amendment No. 4, effective as of February 12, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2013).

4.6

Amendment No. 5, effective as of May 8, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2013).

4.7

Amendment No. 6, effective as of December 19, 2016, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016).